SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

June 26, 2002

(Date of earliest event reported)

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Florida	34-027228	65-0507804

(State of other jurisdiction or incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida		33304

(Address of principal executive offices)		(Zip Code)

(954) 760-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

     On July 1, 2002, BankAtlantic Bancorp, Inc. issued a press release announcing its sale of $25 million of trust preferred securities on June 26, 2002. The sale of the trust preferred securities was part of a larger pooled trust preferred securities offering and was not registered under the Securities Act of 1933. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

99.1	Press Release dated July 1, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.

By: /s/ James A. White

James A. White, Executive Vice President and Chief Financial Officer

Dated: July 1, 2002

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 1, 2002.

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